JOINT FILER SIGNATURES

INSIGHT HOLDINGS GROUP, LLC

By:/s/Andrew Prodromos
Name: Andrew Prodromos
Title: Attorney-in-Fact

INSIGHT VENTURE ASSOCIATES GROWTH-BUYOUT COINVESTMENT, LTD.

By:/s/Andrew Prodromos
Name: Andrew Prodromos
Title: Attorney-in-Fact

INSIGHT VENTURE ASSOCIATES GROWTH-BUYOUT COINVESTMENT, L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment, Ltd.,
its general partner

By:/s/Andrew Prodromos
Name: Andrew Prodromos
Title: Attorney-in-Fact

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND, L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment, L.P.,
its general partner
By: Insight Venture Associates Growth-Buyout Coinvestment, Ltd.,
its general partner

By:/s/Andrew Prodromos
Name: Andrew Prodromos
Title: Attorney-in-Fact

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (B), L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment, L.P.,
its general partner
By: Insight Venture Associates Growth-Buyout Coinvestment, Ltd.,
its general partner

By:/s/Andrew Prodromos
Name: Andrew Prodromos
Title: Attorney-in-Fact

INSIGHT VENTURE ASSOCIATES IX, LTD.

By:/s/Andrew Prodromos
Name: Andrew Prodromos
Title: Attorney-in-Fact

INSIGHT VENTURE ASSOCIATES IX, L.P.
By: Insight Venture Associates IX, Ltd., its general partner

By:/s/Andrew Prodromos
Name: Andrew Prodromos
Title: Attorney-in-Fact

INSIGHT VENTURE PARTNERS IX, L.P.
By: Insight Venture Associates IX, L.P., its general partner
By: Insight Venture Associates IX, Ltd. its general partner

By:/s/Andrew Prodromos
Name: Andrew Prodromos
Title: Attorney-in-Fact

INSIGHT VENTURE PARTNERS IX (CO-INVESTORS), L.P.
By: Insight Venture Associates IX, L.P., its general partner
By: Insight Venture Associates IX, Ltd., its general partner

By:/s/Andrew Prodromos
Name: Andrew Prodromos
Title: Attorney-in-Fact